SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) October 28, 2003

New World Restaurant Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27148	13-3690261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1687 Cole Boulevard
Golden, Colorado 80401
(Address of Principal Executive Offices) (Zip Code)

(303) 568-8000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

Reference is made to the New World  Restaurant  Group,  Inc. (the “Company”)  press release  attached hereto as Exhibit 99.1, and  incorporated by reference herein (including,  without  limitation,  the information set forth in the  cautionary  statement  contained  in the press  release),  relating  to the Company’s extension to 5:00 p.m., Eastern Time, on Tuesday, November 4, 2003, of its offer to exchange $160 million aggregate principal amount of its 13% senior secured notes due 2008 (the “original notes”) for $160 million of its 13% senior secured notes due 2008 that have been registered under the Securities Act of 1933 (the “exchange notes”).

The Company was informed by Bank of New York, on October 29, 2003 that all of the original notes had been tendered for exchange.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS.

EXHIBIT	DESCRIPTION

99.1	Press Release issued October 28, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

NEW WORLD RESTAURANT GROUP, INC.

BY:	/s/ Richard P. Dutkiewicz
Name: Richard P. Dutkiewicz
Title: Chief Financial Officer

Date:  October 30, 2003